EXHIBIT 23(ii)

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

            We consent to the incorporation by reference in the Registration Statement (Form S-3, No. 333-26769) of Medicore, Inc. and in the related Prospectus of our report dated March 9, 2001, with respect to the consolidated financial statements and schedule of Medicore, Inc. for the years ended December 31, 2000 and 1999 included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                                     /s/ WISS & COMPANY, LLP
                                                     -----------------------
                                                     Wiss & Company, LLP


March 30, 2001
Livingston, New Jersey